EXHIBIT 99.1

FORTEGRA FINANCIAL ANNOUNCES A 55.3% INCREASE IN THIRD QUARTER INCOME FROM CONTINUING OPERATIONS BEFORE NON-CONTROLLING INTERESTS

Jacksonville, FL - November 10, 2014 - Fortegra Financial Corporation (NYSE: FRF), an insurance services company offering a wide array of revenue enhancing products, including payment protection products, motor club memberships, service contracts, device and warranty services, and administration services, to our business partners, including insurance companies, retailers, dealers, insurance brokers and agents and financial services companies, reported its results for the quarter ended September 30, 2014.

The following highlights compare our third quarter ended September 30, 2014 results to our third quarter ended September 30, 2013:

•	Direct and assumed written premiums increased 29.8% to a record $151.2 million.

•	Net revenues* increased 7.6% to $28.6 million.

•	Income from continuing operations before non-controlling interests increased 55.3% to $3.9 million.

•	Adjusted EBITDA from continuing operations* increased 13.8% to $9.6 million.

* - A Non-GAAP financial measure.

"We are pleased to report another quarter of strong results. Similar to last quarter, our performance was driven by organic revenue increases in our payment protection products and lower claims costs," said Richard S. Kahlbaugh, Chairman, President and Chief Executive Officer of Fortegra Financial. "Our third quarter performance compares favorably to the third quarter of 2013, despite recording in the current period $0.9 million of seller's costs associated with the planned merger with Tiptree, and having recorded higher net realized gains on the sale of investments of $0.8 million in the prior period. Our direct and assumed written premiums were up 29.8% over the prior year to a record $151.2 million. Our management of claims costs and operating expenses is reflected in our Adjusted EBITDA margin improvement and was accomplished without compromising the level and quality of our services and products that we offer to our customers. The quarter reflects our continued focus on organically growing the business and delivering continued future growth. Finally, we continue working toward the completion of our merger with Tiptree, which is subject to obtaining the necessary regulatory approvals and satisfaction of other customary conditions."

Third Quarter 2014 Results
Total revenues from continuing operations decreased $2.6 million, or 2.9%, to $87.6 million for the quarter ended September 30, 2014, compared to $90.3 million for the same period in 2013. The decrease represents a revenue decrease of $5.8 million, partially offset by $3.2 million as a result of the accounting treatment required under purchase accounting for the ProtectCELL acquisition. The revenue decrease was primarily due to a $5.0 million decrease in ProtectCELL and a $3.0 million decrease in motor club revenues reflecting competitive pressures, and a $1.0 million decrease in client administrative revenues. Also contributing to the decrease was $0.8 million of net realized gains on the sale of investments in 2013 that did not reoccur in 2014. These decreases were partially offset by organic revenue growth of $1.8 million from our payment protection products, $1.2 million from our auto insurance products and $1.0 million combined from our other product groups.

Net revenues, a Non-GAAP financial measure, increased $2.0 million, or 7.6%, to $28.6 million for the three months ended September 30, 2014 compared to $26.6 million for the same period in 2013. The increase reflects strong management of ProtectCELL member benefit claims costs, and volume growth in payment protection products reflected mainly in ceding commissions and net earned premium. Excluding the impact of net realized gains on the sale of investments, net revenues increased $2.8 million, or 10.7%.

Operating expenses, a Non-GAAP financial measure, increased $1.5 million, or 8.1%, to $20.2 million for the quarter ended September 30, 2014 compared to $18.7 million for the same period in 2013. The 2014 period included an increase in personnel costs as a result of adding staff throughout 2013 to support business objectives. Other operating expenses increased $0.8 million, or 8.5%, to $10.0 million for the 2014 period, compared to $9.2 million for the same period in 2013, and included $0.9 million in transaction costs associated with the proposed Tiptree merger.

Income from continuing operations before non-controlling interests for the quarter ended September 30, 2014 increased $1.4 million, or 55.3%, to $3.9 million compared to $2.5 million for the same period in 2013.

Net income attributable to Fortegra Financial Corporation increased $0.4 million, or 11.4%, to $3.6 million for the three months ended September 30, 2014 compared to $3.2 million for the three months ended September 30, 2013. Earnings per diluted share attributable to Fortegra Financial Corporation increased 12.5% to $0.18 for the three months ended September 30, 2014 compared to $0.16 for the same period in 2013, with the 2013 amount including $0.6 million, or $0.03 per diluted share, for the results of discontinued operations.

Balance Sheet
Total investments and cash and cash equivalents increased to $168.0 million at September 30, 2014 compared to $160.5 million at December 31, 2013. Current income taxes represented a receivable of $8.7 million at September 30, 2014, compared to income taxes payable of $2.8 million at December 31, 2013, substantially offset by an increase in deferred tax liabilities. Accounts and premiums receivable, net increased to $31.4 million at September 30, 2014 from $18.7 million at December 31, 2013 due to growth in premium volumes and growth in sales of ProtectCELL's monthly billed product. Reinsurance receivables increased to $241.2 million at September 30, 2014 compared to $215.1 million at December 31, 2013, driven by growth in premium volumes and changes in ceding percentages of certain reinsurance treaties. Unearned premiums increased to $282.3 million at September 30, 2014 compared to $256.4 million at December 31, 2013, reflecting growth in premium volumes. Total debt outstanding at September 30, 2014 increased to $45.2 million compared to $38.3 million at December 31, 2013. Accrued expenses and accounts payable decreased to $51.2 million at September 30, 2014 compared to $53.0 million at December 31, 2013, and liabilities of discontinued operations decreased to $0.9 million at September 30, 2014 compared to $8.6 million at December 31, 2013. Stockholders' equity increased to $179.4 million at September 30, 2014 compared to $166.5 million at December 31, 2013.

Statistical Supplement
The Company has provided a statistical supplement, which is located in the "Investor Relations" section of the Company's website at: http://www.fortegrafinancial.com.

About Fortegra Financial Corporation
Fortegra Financial Corporation (references to "Fortegra Financial," "Fortegra," "we," "us," "the Company" or similar terms refer to Fortegra Financial Corporation and its subsidiaries), traded on the New York Stock Exchange under the symbol: FRF, is an insurance services company headquartered in Jacksonville, Florida. Fortegra offers a wide array of revenue enhancing products, including payment protection products, motor club memberships, service contracts, device and warranty services, and administration services, to our business partners, including insurance companies, retailers, dealers, insurance brokers and agents and financial services companies. Fortegra's brands include FortegraTM, Life of the South®, 4Warranty, ProtectCELLTM, Continental Car ClubTM, Auto Knight Motor ClubTM, United Motor ClubTM, ConsectaTM, Pacific Benefits GroupTM and South Bay Acceptance Corporation.

On August 11, 2014, the Company entered into an Agreement and Plan of Merger to be acquired by subsidiaries of Tiptree Financial Inc. (NASDAQ: TIPT) for approximately $218.0 million in cash.  Tiptree is a publicly traded diversified holding company, with subsidiaries that operate in four industry segments: insurance and insurance services, specialty finance, asset management and real estate.  For additional information on Tiptree, please visit Tiptree's website at www.tiptreefinancial.com. Closing of the Merger is subject to the satisfaction of customary conditions including, among other things, insurance regulatory approvals and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. For additional details regarding the proposed merger, see the Information Statement (Form DEFM14C) filed with the Securities and Exchange Commission ("SEC") on September 30, 2014.

Use of Non-GAAP Financial Information
We may present certain financial measures related to our business that are "Non-GAAP financial measures" within the meaning of Regulation G under the Securities Exchange Act of 1934. We present these Non-GAAP financial measures to provide investors with additional information to analyze our performance from period to period.  Management also uses these measures to assess performance and to allocate resources in managing our businesses.  However, investors should not consider these Non-GAAP financial measures as a substitute for the financial information that we report in accordance with U.S. GAAP.  These Non-GAAP financial measures reflect subjective determinations by management, and may differ from similarly titled Non-GAAP financial measures presented by other companies.

In this Earnings Release, we may present Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, Net revenues, Operating expenses, EBITDA from continuing operations, EBITDA from continuing operations margin, Adjusted EBITDA from continuing operations and Adjusted EBITDA from continuing operations margin. These financial measures are Non-GAAP financial measures and are not recognized terms under U.S. GAAP and should not be used as an indicator of, and are not an alternative to, net income or earnings per share as a measure of operating performance. Net income from continuing operations - Non-GAAP Basis generally means net income adjusted (on a tax-effected basis) by transaction costs associated with acquisitions, stock-based compensation, restructuring expenses, and unusual or non-recurring charges and items that affect comparability of results. Non-GAAP earnings per share from continuing operations - basic and diluted adjust for the impact of the Non-GAAP adjustments to net income, net of tax, on a per share basis. Net revenues are total revenues less net losses and loss adjustment expenses, member benefit claims, and commission expenses. Operating expenses are the sum of personnel costs and other operating expenses. EBITDA from continuing operations is net income before interest expense, income taxes, net income attributable to non-controlling interests, depreciation and amortization. EBITDA from continuing operations margin is calculated by dividing EBITDA from continuing operations by Net Revenues. Adjusted EBITDA from continuing operations means "Consolidated Adjusted EBITDA", which is defined under our credit facility with Wells Fargo Bank, N.A. and which generally means consolidated net income before net income attributable to non-controlling interests, consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated income tax expense, relating to continuing operations. The other items excluded in this calculation may include if applicable, but are not limited to, specified acquisition costs, impairment of goodwill and other non-cash charges, stock-based compensation expense, and unusual or non-recurring charges and items that affect comparability of results. The calculations presented in the tables "RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)" do not give effect to certain additional adjustments permitted under our credit facility, which if included, would increase the amount of Adjusted EBITDA from continuing operations reflected in this table. Adjusted EBITDA from continuing operations margin is calculated by dividing Adjusted EBITDA from continuing operations by Net Revenues. We believe presenting Net Income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, Net revenues, Operating expenses, EBITDA from continuing operations, EBITDA from continuing operations margin, Adjusted EBITDA from continuing operations and Adjusted EBITDA from continuing operations marginprovides investors with supplemental financial measures of our operating performance.
In addition to the financial covenant requirements under our credit facility, management uses Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, Net revenues, Operating expenses, EBITDA from continuing operations, EBITDA from continuing operations margin, Adjusted EBITDA from continuing operations and Adjusted EBITDA from continuing operations margin as financial measures of operating performance for planning purposes, which may include, but are not limited to, the preparation of budgets and projections, the determination of bonus compensation for executive officers, the analysis of the allocation of resources and the evaluation of the effectiveness of business strategies. We measure Net revenues as another means of understanding product contributions to our results. We measure Operating expenses to reconcile from Net revenues to EBITDA. Although we use EBITDA from continuing operations and Adjusted EBITDA from continuing operations as financial measures to assess the operating performance of our business, both measures have significant limitations as analytical tools because they exclude certain material expenses. For example, they do not include interest expense and the payment of income taxes, which are both necessary elements of our costs and operations. Since we use property and equipment to generate revenues, depreciation expense is a necessary element of our costs. In addition, the omission of amortization expense associated with our intangible assets further limits the usefulness of this financial measure. Management believes the inclusion of the adjustments to EBITDA from continuing operations to derive Adjusted EBITDA from continuing operations are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because EBITDA from continuing operations and Adjusted EBITDA from continuing operations do not account for these expenses, their utility as financial measures of our operating performance has material limitations. Due to these limitations, management does not view EBITDA from continuing operations and Adjusted EBITDA from continuing operations in isolation or as primary financial performance measures.
We believe Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, EBITDA from continuing operations and Adjusted EBITDA from continuing operations are frequently used by securities analysts, investors and other interested parties in the evaluation of similar companies in similar industries and to measure the company's ability to service its debt and other cash needs. Because the definitions of Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, EBITDA from continuing operations and Adjusted EBITDA from continuing operations (or similar financial measures) may vary among companies and industries, they may not be comparable to other similarly titled financial measures used by other companies.
Forward-Looking Statements
This press release should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2013, along with our other filings with the SEC. This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such forward-looking statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements, including without limitation, those concerning the consummation of the proposed merger with Tiptree. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Any forward-looking statements contained or referred to in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under Item 1A. - "Risk Factors" in Fortegra's most current Annual Report on Form 10-K and most current Quarterly Report on Form 10-Q, and any amendments to those reports. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

On August 11, 2014, Fortegra Financial Corporation entered into an agreement and plan of merger to be acquired by subsidiaries of Tiptree Financial Inc. Unless stated otherwise, all forward-looking statements contained in this press release do not take into account or give any effect to the impact of the proposed merger.

Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether the result of new information, future developments or otherwise, except as may be required by law.

Further information concerning Fortegra and its business, including factors that potentially could materially affect Fortegra's financial results, is contained in Fortegra's filings with the SEC, which are available free of charge at the SEC's website at http://www.sec.gov and from Fortegra's website in the "Investor Relations" section under "SEC Filings" at http://www.fortegrafinancial.com.

Contacts:
Stephanie Gannon
(904) 352-2759
investor.relations@fortegra.com

FORTEGRA FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(All Amounts in Thousands, Except Share and Per Share Amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Service and administrative fees	$40,591	$45,753	$126,633	$126,651
Ceding commissions	10,022	8,731	32,567	22,851
Net investment income	831	766	2,315	2,415
Net realized investment gains	1	756	6	2,043
Net earned premium	35,187	34,106	103,278	100,929
Other income	1,003	165	1,888	499
Total revenues	87,635	90,277	266,687	255,388

Expenses:
Net losses and loss adjustment expenses	10,267	9,957	30,970	31,096
Member benefit claims	9,929	13,834	31,111	34,624
Commissions	38,813	39,876	119,726	112,224
Personnel costs	10,273	9,544	30,444	29,849
Other operating expenses	9,970	9,189	26,432	25,628
Depreciation and amortization	1,352	1,227	3,830	3,609
Amortization of intangibles	1,317	1,389	3,952	4,156
Interest expense	930	923	2,784	2,722
Loss on note receivable	—	—	1,317	—
(Gain) on sale of subsidiary	—	—	—	(402)
Total expenses	82,851	85,939	250,566	243,506
Income from continuing operations before income taxes	4,784	4,338	16,121	11,882
Income taxes - continuing operations	924	1,852	4,624	3,927
Income from continuing operations before non-controlling interests	3,860	2,486	11,497	7,955
Discontinued operations:
Income from discontinued operations - net of tax	—	601	—	3,070
Loss on sale of discontinued operations - net of tax	(42)	—	(42)	—
Discontinued operations - net of tax	(42)	601	(42)	3,070
Net income before non-controlling interests	3,818	3,087	11,455	11,025
Less: net income (loss) attributable to non-controlling interests	230	(135)	1,693	868
Net income attributable to Fortegra Financial Corporation	$3,588	$3,222	$9,762	$10,157

Earnings per share - Basic:
Net income from continuing operations - net of tax	$0.18	$0.14	$0.50	$0.36
Discontinued operations - net of tax	—	0.03	—	0.16
Net income attributable to Fortegra Financial Corporation	$0.18	$0.17	$0.50	$0.52

Earnings per share - Diluted:
Net income from continuing operations - net of tax	$0.18	$0.13	$0.48	$0.35
Discontinued operations - net of tax	—	0.03	—	0.15
Net income attributable to Fortegra Financial Corporation	$0.18	$0.16	$0.48	$0.50

Weighted average common shares outstanding:
Basic	19,774,263	19,405,597	19,723,995	19,500,430
Diluted	20,625,695	20,404,508	20,528,052	20,531,122

FORTEGRA FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME - Discontinued Operations (Unaudited)
(All Amounts in Thousands)

	For the Three Months Ended	For the Nine Months Ended
	September 30, 2013	September 30, 2013
Income from discontinued operations:
Revenues:
Brokerage commissions and fees	$8,787	$28,409
Net investment income	6	18
Other income	14	30
Total revenues	8,807	28,457

Expenses:
Personnel costs	5,105	15,240
Other operating expenses	1,475	4,363
Depreciation and amortization	151	454
Amortization of intangibles	481	1,442
Interest expense	578	1,767
Total expenses	7,790	23,266
Income from discontinued operations before income taxes	1,017	5,191
Income taxes - discontinued operations	416	2,121
Income from discontinued operations - net of tax	$601	$3,070

FORTEGRA FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(All Amounts in Thousands)

	At
	September 30, 2014	December 31, 2013
Assets:
Investments:
Fixed maturity securities available-for-sale, at fair value	$157,735	$131,751
Equity securities available-for-sale, at fair value	6,947	6,198
Short-term investments	871	871
Total investments	165,553	138,820
Cash and cash equivalents	2,483	21,681
Restricted cash	7,579	17,293
Accrued investment income	1,259	1,175
Notes receivable, net	19,421	11,920
Accounts and premiums receivable, net	31,444	18,702
Other receivables	32,048	33,409
Reinsurance receivables	241,159	215,084
Deferred acquisition costs	67,713	78,042
Property and equipment, net	12,400	14,332
Goodwill	73,701	73,701
Other intangible assets, net	45,221	49,173
Income taxes receivable	8,728	—
Other assets	8,584	6,307
Assets of discontinued operations	—	791
Total assets	$717,293	$680,430

Liabilities:
Unpaid claims	$42,427	$34,732
Unearned premiums	282,348	256,380
Policyholder account balances	21,478	23,486
Accrued expenses, accounts payable and other liabilities	51,249	53,035
Income taxes payable	—	2,842
Deferred revenue	62,748	76,927
Notes payable	10,173	3,273
Preferred trust securities	35,000	35,000
Deferred income taxes, net	31,606	19,659
Liabilities of discontinued operations	860	8,603
Total liabilities	537,889	513,937

Stockholders' Equity:
Preferred stock	—	—
Common stock	213	209
Treasury stock	(8,027)	(8,014)
Additional paid-in capital	100,380	99,398
Accumulated other comprehensive loss, net of tax	(1,558)	(3,665)
Retained earnings	82,294	72,532
Stockholders' equity before non-controlling interests	173,302	160,460
Non-controlling interests	6,102	6,033
Total stockholders' equity	179,404	166,493
Total liabilities and stockholders' equity	$717,293	$680,430

FORTEGRA FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
NET REVENUES, OPERATING EXPENSES, EBITDA FROM CONTINUING OPERATIONS AND
ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(All Amounts in Thousands, except for percentages)

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION - NET REVENUES
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Total revenues	$87,635	$90,277	$266,687	$255,388
Less :
Net losses and loss adjustment expenses	10,267	9,957	30,970	31,096
Member benefit claims	9,929	13,834	31,111	34,624
Commissions	38,813	39,876	119,726	112,224
Net revenues	$28,626	$26,610	$84,880	$77,444

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION - OPERATING EXPENSES
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Personnel costs	$10,273	$9,544	$30,444	$29,849
Other operating expenses	9,970	9,189	26,432	25,628
Operating expenses	$20,243	$18,733	$56,876	$55,477

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION - EBITDA FROM CONTINUING OPERATIONS AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Income from continuing operations before non-controlling interests	$3,860	$2,486	$11,497	$7,955
Depreciation	1,352	1,227	3,830	3,609
Amortization of intangibles	1,317	1,389	3,952	4,156
Interest expense	930	923	2,784	2,722
Income taxes	924	1,852	4,624	3,927
EBITDA from continuing operations	8,383	7,877	26,687	22,369
Transaction costs (1)	930	25	958	166
Restructuring expenses	—	—	—	1,234
(Gain) on sale of subsidiary	—	—	—	(402)
Legal expenses	—	152	—	395
Stock-based compensation expense	260	357	841	989
Loss on note receivable	—	—	1,317	—
Adjusted EBITDA from continuing operations	$9,573	$8,411	$29,803	$24,751

EBITDA from continuing operations margin (2)	29.3%	29.6%	31.4%	28.9%
Adjusted EBITDA from continuing operations margin (3)	33.4%	31.6%	35.1%	32.0%

(1) Represents transaction costs associated with completed and/or potential acquisitions, including seller's costs associated with the proposed Merger.
(2) EBITDA from continuing operations margin is calculated by dividing EBITDA from continuing operations by Net Revenues.
(3) Adjusted EBITDA from continuing operations margin is calculated by dividing Adjusted EBITDA from continuing operations by Net Revenues.

FORTEGRA FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
NET INCOME FROM CONTINUING OPERATIONS - NON-GAAP BASIS
AND NON-GAAP EARNINGS PER SHARE FROM CONTINUING OPERATIONS
(All Amounts in Thousands, Except Share and Per Share Amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Income from continuing operations before non-controlling interests	$3,860	$2,486	$11,497	$7,955
Less: net income attributable to non-controlling interests	230	(135)	1,693	868
Net income from continuing operations	3,630	2,621	9,804	7,087
Non-GAAP Adjustments, net of tax *
Transaction costs associated with acquisitions (1)	930	25	958	166
Stock-based compensation	169	232	547	642
Loss on note receivable	—	—	857	—
Gain on sale of subsidiary	—	—	—	(261)
Restructuring expenses	—	—	—	799
Legal	—	99	—	257
Income tax provision-to return true-ups	(528)	312	(528)	312
Total Non-GAAP adjustments, net of tax	571	668	1,834	1,915
Net income from continuing operations - Non-GAAP basis	$4,201	$3,289	$11,638	$9,002

Earnings per share - Basic:
GAAP earnings per share from continuing operations - basic	$0.18	$0.14	$0.50	$0.36
Non-GAAP adjustments, net of tax	0.03	0.03	0.09	0.10
Non-GAAP earnings per share from continuing operations - basic	$0.21	$0.17	$0.59	$0.46

Earnings per share - Diluted:
GAAP earnings per share from continuing operations - diluted	$0.18	$0.13	$0.48	$0.35
Non-GAAP adjustments, net of tax	0.03	0.03	0.09	0.09
Non-GAAP earnings per share from continuing operations - diluted	$0.21	$0.16	$0.57	$0.44

Weighted average common shares outstanding:
Basic	19,774,263	19,405,597	19,723,995	19,500,430
Diluted	20,625,695	20,404,508	20,528,052	20,531,122

* - Tax effected at approximately 35.0%.
(1) Adjustments not tax effected.
Note: Earnings per share amounts may not add or recalculate due to rounding.